As filed with the Securities and Exchange Commission on July 30, 2010
Registration No. 333-57006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 5
to
FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

VARIAN MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-2359345
(State of incorporation)	(I.R.S. Employer Identification No.)

3100 Hansen Way
Palo Alto, California 94304-1129
(Address of principal executive offices)

Varian Medical Systems, Inc.
2000 Stock Option Plan
 (Full title of the Plan)

John W. Kuo
Corporate Vice President, General Counsel and Secretary
Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto, CA 94304-1129
(Name and address of agent for service)

(650) 493-4000
(Telephone number, including area code, of agent for service)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

This registration statement on Form S-8, filed on March 14, 2001, registered 3,000,000 shares of common stock of Varian Medical Systems, Inc. (the “Registrant”).  Subsequently, on January 15, 2002 and July 30, 2004, the Registrant paid stock splits in the form of 100% stock dividends.  By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares, such that the number of shares registered hereunder amounts to 12,000,000, of which (a) 2,164,521 shares were transferred on April 1, 2005 pursuant to Post-Effective Amendment No. 1 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-123778), (b) 165,172 shares were transferred on August 31, 2007 pursuant to Post-Effective Amendment No. 2 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-146176), (c) 14,116 shares were transferred on August 8, 2008 pursuant to Post-Effective Amendment No. 3 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-57006) and (d) 20,750 shares were transferred on August 13, 2009 pursuant to Post-Effective Amendment No. 4 to the the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-57006).  The purpose of this Post-Effective Amendment No. 5 is to transfer an additional 6,600 of such shares to the Form S-8 Registration Statement for the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (Second Amended and Restated 2005 Omnibus Stock Plan), for which a registration statement is being simultaneously filed.  Such shares represent shares subject to awards granted under the Varian Medical Systems, Inc. 2000 Stock Plan that have terminated, lapsed or expired since the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan became effective and which, pursuant to the terms of such plan, are available for grant thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 30th day of July, 2010.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
John W. Kuo Corporate Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy E. Guertin	President and Chief Executive Officer	July 30, 2010
Timothy E. Guertin	and Director
(Principal Executive Officer)

/s/ Elisha W. Finney	Senior Vice President, Finance and	July 30, 2010
Elisha W. Finney	Chief Financial Officer
(Principal Financial Officer)

/s/ Tai-Yun Chen	Corporate Vice President and Corporate	July 30, 2010
Tai-Yun Chen	Controller (Principal Accounting Officer)

*Richard M. Levy	Chairman of the Board	July 30, 2010

*Susan L. Bostrom	Director	July 30, 2010

*John Seely Brown	Director	July 30, 2010

*R. Andrew Eckert	Director	July 30, 2010

*Mark R. Laret	Director	July 30, 2010

*David W. Martin, Jr.	Director	July 30, 2010

*Ruediger Naumann-Etienne	Director	July 30, 2010

*Venkatraman Thyagarajan	Director	July 30, 2010

*By	/s/ John W. Kuo
John W. Kuo
Attorney-in-fact